 Exhibit 4.1

THE AES CORPORATION

as Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

 _____________________

TWENTY-SIXTH SUPPLEMENTAL INDENTURE

Dated as of December 4, 2020

TO

SENIOR INDENTURE

Dated as of December 8, 1998

 _____________________

1.375% Senior Notes due 2026

2.450% Senior Notes due 2031

The TWENTY-SIXTH SUPPLEMENTAL INDENTURE, is dated as of this 4th day of December, 2020 (the “Twenty-Sixth Supplemental Indenture”), between THE AES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a national banking association, as trustee (hereinafter referred to as the “Trustee”), as successor trustee to WELLS FARGO BANK, N.A.

WHEREAS, the Company entered into a Senior Indenture dated as of December 8, 1998 (the “Senior Indenture”) between the Company and the Trustee to provide for the future issuance of its senior debentures, notes or other evidences of indebtedness (collectively, the “Securities”), said Securities to be issued from time to time in series as might be determined by the Company pursuant to the Senior Indenture and, in an unlimited aggregate principal amount;

WHEREAS, the Company and the Trustee have entered into a First Supplemental Indenture, a Second Supplemental Indenture, a Third Supplemental Indenture, a Fourth Supplemental Indenture, a Fifth Supplemental Indenture, a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture, a Ninth Supplemental Indenture, a Tenth Supplemental Indenture, an Eleventh Supplemental Indenture, a Twelfth Supplemental Indenture, a Thirteenth Supplemental Indenture, a Fourteenth Supplemental Indenture, a Fifteenth Supplemental Indenture, a Sixteenth Supplemental Indenture, a Seventeenth Supplemental Indenture, an Eighteenth Supplemental Indenture, a Nineteenth Supplemental Indenture, a Twentieth Supplemental Indenture, a Twenty-First Supplemental Indenture, a Twenty-Second Supplemental Indenture, a Twenty-Third Supplemental Indenture, a Twenty-Fourth Supplemental Indenture and a Twenty-Fifth Supplemental Indenture providing for the creation and issuance of various series of Securities and/or amendments to the Senior Indenture (the Senior Indenture, as so amended and supplemented by the foregoing supplemental indentures and this Twenty-Sixth Supplemental Indenture is hereinafter referred to as, the “Indenture”);

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 1.375% Senior Notes due 2026 (the “2026 Notes”) and a new series of its Securities to be known as its 2.450% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Senior Indenture and this Twenty-Sixth Supplemental Indenture; and

WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Twenty-Sixth Supplemental Indenture, and all requirements necessary to make this Twenty-Sixth Supplemental Indenture a legal, valid and binding instrument, in accordance with its terms, and to make the 2026 Notes and the 2031 Notes, each when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company have been satisfied;

NOW, THEREFORE, in consideration of the purchase and acceptance of each of the 2026 Notes and the 2031 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each of the 2026 Notes and the 2031 Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Terms Defined in the Indenture.

Each capitalized term used but not defined in this Twenty-Sixth Supplemental Indenture shall have the meaning assigned to such term in the Senior Indenture.

Section 1.2 Certain Definitions.

The following definitions are hereby added to the definitions contained in Section 1.1 of the Senior Indenture, but only with respect to the 2026 Notes and the 2031 Notes, as applicable, issued in accordance with the provisions hereof:

“Additional Notes” means any notes of the same series issued under this Twenty-Sixth Supplemental Indenture in addition to the Initial Notes or Exchange Notes having the same terms in all respects as the Initial Notes or Exchange Notes, as the case may be, provided that, if Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

“Additional Interest” has the meaning ascribed to such term in the Registration Rights Agreement.

“Attributable Debt” means the present value (discounted at the rate of 8.0% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

“Board of Directors” means either the Board of Directors of the Company or (except for the purposes of clause (iii) of the definition of “Change of Control”) any committee of such Board duly authorized to act under the Indenture.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person which is outstanding or issued on or after the date of the Indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

“Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (determined on a consolidated basis) to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons shall have become the beneficial owner of more than 50% of the outstanding Voting Stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new director whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved) cease to constitute a majority of the Board of Directors.

“Change of Control Offer” has the meaning provided in Section 4.1.

“Change of Control Triggering Event” shall mean the occurrence of a Change of Control and a Rating Event.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of common stock of such Person which is outstanding or issued on or after the date of the Indenture, including, without limitation, all series and classes of such common stock.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Assets” means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Supplemental Indenture shall be administered, which office at the date of execution of this Supplemental Indenture is located at Deutsche Bank Trust Company Americas, 60 Wall Street, MS NYC60-2405, New York, New York 10005, Attn: Corporates Team Deal Manager: AES Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the final maturity date of the relevant series of Notes.

“DTC” has the meaning provided in Section 2.1.

“Exchange Notes” means the 1.375% Senior Notes due 2026 and the 2.450% Senior Notes due 2031 (the terms of which are identical to the Initial Notes except that the Exchange Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the Initial Notes), to be issued in exchange for the Initial Notes pursuant to the registered Exchange Offer.

“Exchange Offer” means the offer by the Company to each Holder of the Initial Notes to exchange the aggregate principal amount of Initial Notes held by such Holder for an equal aggregate principal amount of Exchange Notes, all in accordance with the terms and conditions of the Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of the determination of the amount thereof.

“Global Securities” has the meaning provided in Section 2.1.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” means (i) in the case of the 2026 Notes, the 1.375% Senior Notes due 2026 of the Company and (ii) in the case of the 2031 Notes, the 2.450% Senior Notes due 2031 of the Company, each issued on December 4, 2020 and delivered under this Twenty-Sixth Supplemental Indenture.

“Issue Date” means December 4, 2020, the date of the original issuance of the Initial Notes.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notes” means the Initial Notes, the Exchange Notes and any Additional Notes issued on or after the Issue Date in accordance with clause (iii) of Section 2.2(a) treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Offshore Global Securities” has the meaning provided in Section 2.1.

“Offshore Physical Securities” has the meaning provided in Section 2.1.

“Physical Securities” has the meaning provided in Section 2.1.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after the date of the Indenture.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Company and having a net book value in excess of 2% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes of a particular series or fails to make a rating of the Notes of a particular series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means (x) the rating on a series of Notes is lowered and (y) such Notes are rated below an investment grade rating, in either case, by both of the Rating Agencies on any day within the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) public announcement of the occurrence of a Change of Control or the Company’s or any Person’s intention to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which period will be extended so long as the rating of a series of Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if (1) during the Trigger Period, the relevant rating is subsequently upgraded to its level at the beginning of the Trigger Period (or better) or (2) the Rating Agency making the reduction in rating to which this definition would otherwise apply publicly announces or informs the Trustee in writing at the Company’s request that the reduction was not the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Reference Treasury Dealer” means BofA Securities, Inc., Barclays Capital Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC plus one other Primary Treasury Dealer (as defined below) selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Private Placement Legend” has the meaning provided in Section 2.5.

“QIB” means any “ qualified institutional buyer” (as defined under the Securities Act).

“Registration Default” has the meaning ascribed to such term in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Issue Date between the Company and BofA Securities, Inc., Barclays Capital Inc., Mizuho Trust & Banking Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named in Schedule I to the Registration Rights Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Repurchase Date” shall have the meaning provided in Section 4.1 hereof.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Officers’ Certificate with respect to whether any Security constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and any successor to its rating agency business.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Global Security” means a Security evidencing all or a part of a series of Unrestricted Securities.

“Unrestricted Security” means a Security that does not and is not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement and any Security issued pursuant to Section 2.7 hereof in exchange for a Restricted Security; which Security shall be identical to the Initial Securities and the Restricted Securities except that (i) it shall not bear the Private Placement Legend, (ii) it shall not include provisions relating to Additional Interest and (iii) it shall have a CUSIP number that is different than the CUSIP number on a Restricted Security.

“U.S. Global Securities” has the meaning provided in Section 2.1.

“U.S. Physical Securities” has the meaning provided in Section 2.1.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person or other Persons performing similar functions.

ARTICLE Two

THE NOTES

Section 2.1 Form and Dating.

(a)       The 2026 Notes and 2031 Notes shall be substantially in the form of Exhibit A-1 and Exhibit A-2 hereto, respectively, which are a part of this Twenty-Sixth Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Senior Indenture and this Twenty-Sixth Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. Each series of Notes will initially be issued as Global Securities. The Company initially appoints The Depository Trust Company (“DTC”) and the Trustee to act as Depositary and custodian, respectively, with respect to each series of Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar with respect to each series of Notes. The 2026 Notes and the 2031 Notes offered and sold in reliance on Rule 144A shall each be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A-1 and Exhibit A-2, respectively (the “U.S. Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.5. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

(b)       Securities issued in exchange for interests in the U.S. Global Securities pursuant to Section 2.6 may be issued in the form of Physical Securities (“U.S. Physical Securities”) and shall bear the first legend set forth in Section 2.5.

(c)       Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Securities in registered form, substantially in the form set forth in Exhibit A-1 or A-2, as applicable (the “Offshore Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.5. The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

(d)       Securities issued in exchange for interests in the Offshore Global Securities may be issued in the form of Physical Securities in registered form (the “Offshore Physical Securities”).

(e)       The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the “Physical Securities.” The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the “Global Securities”.

Section 2.2 Execution and Authentication.

(a)       The Trustee shall authenticate (i) 2026 Notes for original issue in the aggregate principal amount not to exceed $800,000,000 and 2031 Notes for original issue in aggregate principal amount not to exceed $1,000,000,000, (ii) Exchange Notes and (iii) any Additional Notes of either series, (such Notes to be substantially in the form of Exhibit A-1 or A-2, as applicable) in an unlimited amount, in each case, upon written orders of the Company signed by two Officers. Each such Officers’ Certificate shall specify the amount of such Notes to be authenticated, the date on which such Notes are to be authenticated, whether such Notes are to be Initial Notes, Exchange Notes or Additional Notes issued under clause (i), (ii) or (iii), respectively, of the preceding sentence, and the aggregate principal amount of such Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as a Global Security or Physical Securities. Such Notes shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, such Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee and (iii) shall be held by the Trustee as custodian for the Depositary or pursuant to the Depositary’s instruction. A Note will not be valid until authenticated by the electronic or manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

(b)       Each series of Notes shall be issuable only in registered form without coupons in the principal amount of at least $2,000 and integral multiples of $1,000 thereafter. Upon the occurrence of a Registration Default under the Registration Rights Agreement, the Notes shall be entitled to Additional Interest accruing during the periods described in the Registration Rights Agreement. All references in the Indenture and the Notes to “interest” shall be deemed to include any Additional Interest. The Trustee shall have no responsibility to determine whether a Registration Default has occurred or to calculate or verify the calculation of the Additional Interest.

Section 2.3 Interest.

Interest on each series of Notes shall be payable in the amount, on the dates and in the manner provided for in the relevant form of the Note attached hereto as Exhibit A-1 or A-2.

Section 2.4 Place of Payment.

(a)       The place of payment for each series of Notes shall be the Trustee’s or Paying Agent’s Corporate Trust Office. So long as each series of Notes are in the form of Registered Global Securities, the Company agrees that payments of interest on, and any portion of the Principal of, such Notes shall be made by the Paying Agent, upon receipt from the Company of immediately available funds, directly to the Depositary (by Federal funds wire transfer).

Section 2.5 Restrictive Legend.

(a)       Unless and until an Initial Note (i) is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement, or (ii) the Private Placement Legend has been removed from such Initial Note in accordance with Section 2.7 or, with respect to a Restricted Global Security, all of the beneficial interests in such Restricted Global Security have been exchanged for beneficial interests in the Unrestricted Global Security in accordance with Section 2.7, the U.S. Global Securities, U.S. Physical Securities and Offshore Global Securities shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A UNITED STATES PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND (2) AGREES FOR THE BENEFIT OF THE AES CORPORATION (“AES”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO AES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, AES RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b)       Each Global Security shall also bear the following legend on the face thereof:

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE.

Section 2.6 Special Transfer Provisions.

(a)       The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an “Accredited Investor” or an “Institutional Accredited Investor”) which is not a QIB (excluding transfers to Non-U.S. Persons, which shall be governed by clause (c)):

(i)       The Registrar shall register the transfer in an aggregate principal amount of at least $250,000 of any Note constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar a certificate substantially in the form Exhibit B hereto, and the proposed transferee has delivered to the Registrar and the Company an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act and such other certifications, legal opinions or other information that the Trustee may (but shall be under no duty to) reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

(ii)       If the proposed transferor is a member of, or participant in, the Depositary (an “Agent Member”) holding a beneficial interest in a U.S. Global Security, whether or not such Note bears a Private Placement Legend, upon receipt by the Registrar of (x) the certificate and opinion, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and an increase in the applicable Global Security to which the beneficial interest is to be transferred or shall authenticate and deliver one or more U.S. Physical Securities of like tenor and amount.

(b)       The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding transfers to Non U.S. Persons, which shall be governed by clause (c)):

(i)       if the Note to be transferred consists of (x) either Offshore Physical Securities prior to the removal of the Private Placement Legend or U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Securities, the transfer of such interest may be effected only through the book entry system maintained by the Depositary; and

(ii)       if the proposed transferee is an Agent Member, and the Notes to be transferred consist of U.S. Physical Securities which after transfer are to be evidenced by an interest in a U.S. Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

(c)       The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

(i)       prior to the 41st day after the date on which such Note is originally issued, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor and the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Security or an interest in U.S. Global Securities, upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor;

(ii)       on or after the 41st day after the date on which such Note is originally issued, the Registrar shall register any proposed transfer of any Offshore Physical Security or Offshore Global Security without requiring any certification; and

(iii)      (a) if the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) or (ii) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the U.S. Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

(d)       Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the transferee certifies that it is not an Affiliate of the Company and the requested transfer is after the first anniversary of the later of (a) the date on which such Notes are originally issued and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Notes (or any predecessor Securities) or such shorter period of time as permitted by Rule 144(d) under the Securities Act or any successor provision thereunder or (ii) the circumstance contemplated by paragraph (c)(ii) of this Section 2.6 exists, (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or until such time as the Private Placement Legend is no longer required pursuant to Sections 2.5 and 2.7 and such Private Placement Legend is removed pursuant to Sections 2.5 and 2.7.

(e)       By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.6 in accordance with its customary procedures. The Company, at its own expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.7 Exchange From Restricted Global Security Into An Unrestricted Global Security.

(a)       Beneficial interests in the Restricted Global Security may be automatically exchanged into beneficial interests in the Unrestricted Global Security on or after December 5, 2021 upon compliance with the conditions set forth in this Section 2.7. The Company shall (i) provide written notice to the Trustee at least 10 calendar days prior to such mandatory exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Restricted Global Security to the Unrestricted Global Security, which the Company shall have previously otherwise made eligible for exchange with DTC, (ii) provide prior written notice to all Holders of such exchange at least 10 calendar days prior to such mandatory exchange, which notice must include the date of such exchange, the CUSIP number of the relevant Restricted Global Security and the CUSIP number of the Unrestricted Global Security into which such Holders’ beneficial interests shall be exchanged, and (iii) on or prior to the date of such exchange, deliver to the Trustee for authentication one or more Unrestricted Global Securities, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Securities to be exchanged.

(b)       As a condition to any such exchange pursuant to this Section 2.7, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate to the effect that the Private Placement Legend and the related restrictions on transfer are not required or advisable in order to maintain compliance with the provisions of the Securities Act.

(c)       Upon such exchange of beneficial interests pursuant to this Section 2.7, the aggregate principal amount of the Global Securities may be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Security resulting from the applicable exchange.

ARTICLE Three

OPTIONAL REDEMPTION OF THE NOTES

Section 3.1 Optional Redemption.

(a)       At any time prior to December 15, 2025 (the “2026 Par Call Date”), and at any time prior to October 15, 2030 (the “2031 Par Call Date” and, each of the 2026 Par Call Date and the 2031 Par Call Date, a “Par Call Date”), the Company may on any one or more occasions redeem all or a part of the applicable series of Notes, upon not less than 10 nor more than 60 days’ prior notice, at a price together with accrued and unpaid interest, if any, to but excluding, the redemption date, equal to the greater of:

(i)       100% of the principal amount of the Notes being redeemed; or

(ii)      The sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on the Notes from the redemption date to the applicable Par Call Date, discounted from their respective scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 15 basis points in the case of the 2026 Notes, and 25 basis points in the case of the 2031 Notes.

In addition, at any time and from time to time on or after the applicable Par Call Date, the Notes of the applicable series will be redeemable, in whole or in part at any time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

(b)       Except pursuant to Section 3.1(a), the Notes will not be redeemable at the Company’s option prior to the applicable Par Call Date.

ARTICLE Four

REPURCHASE OF NOTES UPON CHANGE OF CONTROL TRIGGERING EVENT

Section 4.1 Repurchase of Notes Upon a Change of Control Triggering Event.

(a)       Upon a Change of Control Triggering Event, each holder of each series of Notes shall have the right to require that the Company repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

(b)       Within 30 days following any Change of Control Triggering Event, the Company shall send a notice to each Holder of each series of Notes with a copy to the Trustee stating:

(i)       that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (the “Change of Control Offer”),

(ii)      the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event),

(iii)     the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is sent) (the “Repurchase Date”),

(iv)     that any Notes not tendered shall continue to accrue interest,

(v)      that any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date, unless the Company defaults in depositing the purchase amount,

(vi)     that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date,

(vii)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased, and

(viii)   that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

(c)       On the Repurchase Date, the Company shall (i) accept for payment Notes of each series or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes of each series or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate identifying the Notes of each series or portions thereof tendered to the Company.

(d)       The Trustee shall promptly deliver to the Holders of the Notes so accepted payment in an amount equal to the purchase price, and promptly authenticate and deliver to such Holders a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered (or through book-entry transfer for global Notes). The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Rating Event based upon the rating of the Notes by any Rating Agency has occurred.

(e)       The Company shall comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

ARTICLE Five

ADDITIONAL COVENANTS APPLICABLE TO THE NOTES SECTION

Section 5.1 Restrictions on Secured Debt.

(a)       If the Company shall incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Property or any capital stock or indebtedness held directly by the Company of any Subsidiary of the Company, the Company shall secure each series of Notes equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Assets of the Company.

(b)       The foregoing restriction shall not apply to, and there shall be excluded in computing secured indebtedness for the purpose of such restriction, indebtedness secured by (a) property of any Subsidiary of the Company, (b) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Subsidiary, (c) liens in favor of the Company or any Subsidiary, (d) liens in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments, (e) liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof, (f) liens existing on the first date on which any Note is authenticated by the Trustee, (g) liens under one or more credit facilities for indebtedness in an aggregate principal amount not to exceed $900,000,000 at any time outstanding, (h) liens incurred in connection with pollution control, industrial revenue or similar financings, and (i) any extension, renewal or replacement of any debt secured by any liens referred to in the foregoing clauses (a) through (h), inclusive.

Section 5.2 Restrictions on Sales and Leasebacks.

(a)       The Company shall not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Company could incur a lien on such property under the restrictions described in Section 5.1 hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Notes or (b) the Company, within 180 days after the sale or transfer by the Company, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased as determined by the board of directors of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than the Notes, voluntarily retired by the Company within 180 days after such sale or transfer; provided, further, that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

ARTICLE Six

ADDITIONAL EVENTS OF DEFAULT APPLICABLE TO THE NOTE

Section 6.1 Additional Events of Default.

(a)       Pursuant to Section 6.1(f) of the Senior Indenture, an “Event of Default” shall be deemed to occur with respect to a series of Notes if an event of default, as defined in any indenture or instrument evidencing or under which the Company has as of the date of this Twenty-Sixth Supplemental Indenture or shall thereafter have outstanding any indebtedness, shall happen and be continuing and either (i) such default results from the failure to pay the principal of such indebtedness in excess of $50 million at final maturity of such indebtedness or (ii) as a result of such default the maturity of such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such indebtedness, together with the principal amount of any other indebtedness of the Company in default, or the maturity of which has been accelerated, aggregates $50 million or more; provided that the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of such series of Notes at the time outstanding; and provided, further, that if such default shall be remedied or cured by the Company or waived by the requisite number of percentage of holder of such indebtedness as provided in such indenture or instrument, then the Event of Default described under this Twenty-Sixth Supplemental Indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Notes or any other person.

ARTICLE Seven

MISCELLANEOUS PROVISIONS

Section 7.1 Ratification.

(a)       The Senior Indenture, as supplemented by this Twenty-Sixth Supplemental Indenture, is in all respects ratified and confirmed. This Twenty-Sixth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent provided herein and therein.

Section 7.2 Counterparts.

(a)       This Twenty-Sixth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twenty-Sixth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Twenty-Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 7.3 Notice to Holders.

(a)       Notwithstanding any other provision of the Senior Indenture, this Twenty-Sixth Supplemental Indenture, or any Note, where the Senior Indenture, this Twenty-Sixth Supplemental Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other applicable DTC requirements.

Section 7.4 Reports

(a)       In connection with Section 4.5 of the Senior Indenture, the Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders and/or prospective purchasers of the notes, if the Company has filed such information, documents or reports with the Commission via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such materials have been filed pursuant to the EDGAR system (or its successor) or posted on any website. Delivery of such information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants under the Senior Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)       For so long as any Notes remain outstanding, at any time the Company is not required to file the reports required by Section 7.4(a) with the SEC, the Company shall furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 7.5 PATRIOT Act

(a)       The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 7.6 Electronic Signature

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Sixth Supplemental Indenture to be duly executed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first written above.

THE AES CORPORATION, as the Issuer

By:	/s/ Ahmed Pasha
Name:	Ahmed Pasha
Title:	Treasurer

Attest:

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Twenty-Sixth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee:

By:	/s/ Luke Russell
Name:	Luke Russell
Title:	Assistant Vice President

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Vice President

[Signature Page to the Twenty-Sixth Supplemental Indenture]

Exhibit A-1

[FORM OF 2026 NOTE]*

[FACE OF 2026 NOTE]

THE AES CORPORATION

1.375% Senior Note due 2026

CUSIP No.
ISIN No.

No.	Principal Amount $

THE AES CORPORATION, a Delaware corporation (the “Company”), for value received promises to pay to      or registered assigns, the principal sum of      Dollars ($     ) on January 15, 2026.

Interest Payment Dates: January 15 and July 15; commencing July 15, 2021.

Record Dates: Each January 1 and July 1 immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

________________________

*	Add Private Placement Legend to Initial Note and, if applicable, add Global Security Legend.

A-1-1

By:
Authorized Signature

By:
Authorized Signature

Dated:

Certificate of Authentication

This is one of the 1.375% Senior Notes due 2026 referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
Authorized Signature

A-1-2

[REVERSE OF FORM OF 2026 NOTE]

THE AES CORPORATION

1.375% SENIOR NOTE DUE 2026

1.       Interest. THE AES CORPORATION, a Delaware corporation (the “Company,” which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 1.375% per annum plus any Additional Interest payable pursuant to the Registration Rights Agreement. All references in this Note to “interest” shall mean and include any Additional Interest. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from December 4, 2020 through but excluding the date on which interest is paid. Interest shall be payable in arrears on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing July 15, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

2.       Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on each January 1 and July 1 immediately preceding each Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company’s option, interest may be paid by check sent to the registered address of the Holder of this Note.

3.       Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

4.       Indenture. The Company issued the Notes under an Indenture dated as of December 8, 1998 between the Company and the Trustee as supplemented by the Ninth Supplemental Indenture dated as of April 3, 2003 and the Twenty-Sixth Supplemental Indenture dated as of December 4, 2020 between the Company and the Trustee (said Indenture, as so supplemented, the “Indenture”). This Note is one of an issue of Securities of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended from time to time. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured and unsubordinated obligations of the Company ranking pari passu with all of the Company’s unsecured and unsubordinated obligations. The Company may, subject to the terms of the Indenture and applicable law, issue Additional Notes under the Twenty-Sixth Supplemental Indenture. The Notes issued on December 4, 2020 and any Additional Notes subsequently issued shall be treated as a single class for all purposes of the Twenty-Sixth Supplemental Indenture. The Indenture limits the ability of the Company to incur certain secured indebtedness and to enter into certain sale and leaseback transactions.

A-1-3

5.       Optional Redemption.

(a)      At any time prior to December 15, 2025 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on the Notes from the redemption date to December 15, 2025, discounted from the scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 15 basis points.

In addition, at any time and from time to time on or after the Par Call Date, the Notes will be redeemable, in whole or in part at any time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

(b)      Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to the Par Call Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means BofA Securities, Inc., Barclays Capital Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC plus one other Primary Treasury Dealer (as defined below) selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

A-1-4

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.       Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the repurchase date).

7.       Sinking Fund. No sinking fund is provided for the Notes.

8.       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before selection of such Notes to be redeemed.

9.       Persons Deemed Owners. The registered holder of a Note may be treated as the owner of it for all purposes.

10.     Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11.     Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of all series affected, subject to certain exceptions requiring the consent of the Holders of the particular Securities.

A-1-5

12.     Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Senior Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

13.     Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Notes may, or the Trustee may, by written notice to the Company, and the Trustee at the request of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company occurs and is continuing, the Principal of and accrued interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of all series issued under the Indenture that are affected may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

14.     Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.     No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.     Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

17.     Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.     Abbreviations. Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.     GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

A-1-6

The Company will furnish to any Holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

THE AES CORPORATION
4300 Wilson Boulevard
Arlington, Virginia 22203
Telephone: (703) 522-1315
Telecopy: (703) 528-4510
Attention: Legal Department

A-1-7

ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to ___________________________________________________

(Insert assignee’s social security or tax ID number) _________________________________________________

(Print or type assignee’s name, address and zip code) and irrevocably appoint _______________________agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-8

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $      . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-1-9

OPTION OF HOLDER TO ELECT TO PURCHASE

[Date]

Deutsche Bank Trust Company Americas
Corporate, Municipal and Escrow Solutions

60 Wall Street, 24th Floor
New York, New York 10005

Attention: AES Corporate Trust Administrator

Re:	The AES Corporation 1.375% Senior Notes due 2026 (the “2026 Notes”)

The undersigned hereby elects to have [all] [a portion of] its 2026 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Sixth Supplemental Indenture.

If the undersigned elects to have only part of its 2026 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Sixth Supplemental Indenture, state the principal amount (minimum amount of $2,000; multiples of $1,000 in excess of $2,000):

$

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-1-10

[Check One]

(1)	to the Company; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	To an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	outside the United States to a Person that is not a U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	pursuant to an effective registration statement under the Securities Act; or

(7)	pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐   The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A-1-11

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

A-1-12

Exhibit A-2

[FORM OF 2031 NOTE]*

[FACE OF 2031 NOTE]

THE AES CORPORATION.

2.450% Senior Note due 2031

CUSIP No.
ISIN No.

No.	Principal Amount $

THE AES CORPORATION, a Delaware corporation (the “Company”), for value received promises to pay to      or registered assigns, the principal sum of        Dollars ($       ) on January 15, 2031.

Interest Payment Dates: January 15 and July 15; commencing July 15, 2021.

Record Dates: Each January 1 and July 1 immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

________________________

*	Add Private Placement Legend to Initial Note and, if applicable, add Global Security Legend.

A-2-1

By:
Authorized Signature

By:
Authorized Signature

Dated:

Certificate of Authentication

This is one of the 2.450% Senior Notes due 2031 referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:
Authorized Signature

A-2-2

[REVERSE OF FORM OF 2031 NOTE]

THE AES CORPORATION

2.450% SENIOR NOTE DUE 2031

1.       Interest. THE AES CORPORATION, a Delaware corporation (the “Company,” which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 2.450% per annum plus any Additional Interest payable pursuant to the Registration Rights Agreement. All references in this Note to “interest” shall mean and include any Additional Interest. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from December 4, 2020 through but excluding the date on which interest is paid. Interest shall be payable in arrears on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing July 15, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

2.       Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on each January 1 and July 1 immediately preceding each Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company’s option, interest may be paid by check sent to the registered address of the Holder of this Note.

3.       Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

4.       Indenture. The Company issued the Notes under an Indenture dated as of December 8, 1998 between the Company and the Trustee as supplemented by the Ninth Supplemental Indenture dated as of April 3, 2003 and the Twenty-Sixth Supplemental Indenture dated as of December 4, 2020 between the Company and the Trustee (said Indenture, as so supplemented, the “Indenture”). This Note is one of an issue of Securities of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended from time to time. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured and unsubordinated obligations of the Company ranking pari passu with all of the Company’s unsecured and unsubordinated obligations. The Company may, subject to the terms of the Indenture and applicable law, issue Additional Notes under the Twenty-Sixth Supplemental Indenture. The Notes issued on December 4, 2020 and any Additional Notes subsequently issued shall be treated as a single class for all purposes of the Twenty-Sixth Supplemental Indenture. The Indenture limits the ability of the Company to incur certain secured indebtedness and to enter into certain sale and leaseback transactions.

A-2-3

5.       Optional Redemption.

(c)     At any time prior to October 15, 2030 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on the Notes from the redemption date to October 15, 2030, discounted from the scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points.

In addition, at any time and from time to time on or after the Par Call Date, the Notes will be redeemable, in whole or in part at any time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

(d)     Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to the Par Call Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or (b) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means BofA Securities, Inc., Barclays Capital Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC plus one other Primary Treasury Dealer (as defined below) selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

A-2-4

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.       Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the repurchase date).

7.       Sinking Fund. No sinking fund is provided for the Notes.

8.       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before selection of such Notes to be redeemed.

9.       Persons Deemed Owners. The registered holder of a Note may be treated as the owner of it for all purposes.

10.     Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11.     Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of all series affected, subject to certain exceptions requiring the consent of the Holders of the particular Securities.

A-2-5

12.     Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Senior Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

13.     Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Notes may, or the Trustee may, by written notice to the Company, and the Trustee at the request of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(d) or (e) of the Senior Indenture with respect to the Company occurs and is continuing, the Principal of and accrued interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of all series issued under the Indenture that are affected may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

14.     Trustee Dealing with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.     No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.     Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Note and (b) certain restrictive covenants and Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

17.     Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.     Abbreviations. Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.     GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

A-2-6

The Company will furnish to any Holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to:

THE AES CORPORATION
4300 Wilson Boulevard
Arlington, Virginia 22203
Telephone: (703) 522-1315
Telecopy: (703) 528-4510
Attention: Legal Department

A-2-7

ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to ___________________________________________________

(Insert assignee’s social security or tax ID number) _________________________________________________

(Print or type assignee’s name, address and zip code) and irrevocably appoint _______________________agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-8

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $       . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-2-9

OPTION OF HOLDER TO ELECT TO PURCHASE

[Date]

Deutsche Bank Trust Company Americas
Corporate, Municipal and Escrow Solutions

60 Wall Street, 24th Floor
New York, New York 10005

Attention: AES Corporate Trust Administrator

Re:	The AES Corporation 2.450% Senior Notes due 2031 (the “2031 Notes”)

The undersigned hereby elects to have [all] [a portion of] its 2031 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Sixth Supplemental Indenture.

If the undersigned elects to have only part of its 2031 Notes purchased by the Company pursuant to Section 4.1 of the Twenty-Sixth Supplemental Indenture, state the principal amount (minimum amount of $2,000; multiples of $1,000 in excess of $2,000):

$

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-2-10

[Check One]

(1)	to the Company; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	To an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	outside the United States to a Person that is not a U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	pursuant to an effective registration statement under the Securities Act; or

(7)	pursuant to another available exemption from the registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐   The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A-2-11

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

A-2-12

Exhibit B

Form of Certificate to be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

[Date]

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 24th Floor

New York, New York 10005

Attention:

Re:	The AES Corporation [1.375% Senior Notes due 2026] [2.450% Senior Notes due 2031] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed purchase of The AES Corporation (the “Company”), we confirm that:

1.       We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

B-1

2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the original issuance of the Notes, we will do so only (i) to the Company or any of their subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes and, if such transfer is in respect of any aggregate principal amount of Notes of less than $250,000, also furnishes an opinion of counsel acceptable to the Company that such transfer complies with the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.       We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

5.       We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, and we are not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

6.       The principal amount of the Notes to which this Certificate relates is $ .

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title:

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Exhibit C

Form of Certificate to Be
Delivered in Connection with
Transfers Pursuant to Regulation S

[Date]

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Forida 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 24th Floor

New York, New York 10005

Attention:

Re:	The AES Corporation [1.375% Senior Notes due 2026] [2.450% Senior Notes due 2031] (the “Notes”)

In connection with our proposed sale of $ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1.       the offer of the Notes was not made to a person in the United States;

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2.       either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3.       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4.       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.       we have advised the transferee of the transfer restrictions applicable to the Notes.

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You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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